SULLIVAN & WORCESTER LLP
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                                                       Boston
                                                       March 25, 1999

Prudential Investments Fund
     Management LLC
Three Gateway Center
Newark, N.J. 07102-4077

                    Re:  Prudential  Government  Securities Trust
                           Post-Effective Amendment to
                           Registration Statement on Form N-1A

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law in connection with the filing by Prudential Government Securities Trust (formerly "Prudential-Bache Government Securities Trust," and originally, "Chancellor Government Securities Trust"), a Massachusetts trust with transferable shares (the "Trust") established under Massachusetts law pursuant to a Declaration of Trust dated September 22, 1981 (the "Original Declaration"), as amended and restated by an instrument dated September 6, 1988, and further amended by a Certificate of Amendment dated March 1, 1991 and as supplemented by a Certificate of Establishment and Designation of Series dated November 1, 1990 (the "Original Certificate"), as amended by instruments dated July 27, 1995, January 19, 1996 and February 21, 1997 (the Original Certificate, as so amended, the "Certificate", and the Original Declaration, as so restated and amended and further amended, and as supplemented by the Certificate, the "Declaration").

     We have acted as Massachusetts counsel to the Trust in connection with the preparation of the Post-Effective Amendment referred to above (the "Amendment") and the authorization by the Trustees of the Trust of the issuance and sale of the several series of shares of beneficial interest, $0.01 par value, of the Trust (the "Shares") which are to be registered pursuant to the Amendment. In this connection, we have examined and are familiar with Original Declaration and the various instruments by which it has been ammended, restated, supplemented and further amended and supplemented, and we have reviewed the actions taken by the Trustees of the Trust to organize the Trust, to authorize the issuance and sale of Shares, and to designate the three separate series of Shares (the Money Market Series, the Short-Intermediate Term Series and the U.S. Treasury Money Market Series) which have been issued by the Trust to date. In addition, we have examined the By-laws of the Trust, the Amendment, substantially in the form in which it is to be filed with the Securities and Exchange Commission (the "SEC"), the most recent forms of the Prospectus (the "Prospectus") and the Statement of Additional Information (the "SAI") included in the Amendment, certificates of officers of the Trust as to the actions of the Trustees to organize the Trust and to authorize the issuance of Shares and the designation of series of Shares, certificates of Trustees and officers of the Trust and of public officials as to other matters of fact, and such other documents and instruments, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which we have not independently verified.

     With respect to the opinion stated in paragraph 3 below, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under the laws of Massachusetts:

     1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

     2. The Trust is authorized to issue an unlimited number of Shares; the Shares of each series subject to the Registration Statement have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

     3. The Shares, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, fully paid and nonassessable by the Trust.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We consent to your  filing this letter  with the  Securities  and  Exchange
Commission in connections with the filing of the Amendment, but we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                  Very truly yours,
                                                  /s/Sullivan & Worcestor LLP
                                                  ---------------------------
                                                  Sullivan & Worcestor LLP